Exhibit 99.1

NEWS FROM SEI

For Immediate Release

Contact:	Mark Samuels, SVP	Murray Louis, VP	Larry Wexler, Corp PR
Voice:	610.676.2024	610.676.1932	610.676.1440
E-mail	msamuels@seic.com	mlouis@seic.com	lwexler@seic.com
Pages:	Seven

SEI Investments Reports First-Quarter 2006 Results

Net Income up 26%

OAKS, PA, May 2, 2006 — SEI Investments Company (NASDAQ:SEIC) today announced financial results for first-quarter 2006, reporting increases in revenues, net income and earnings per share, compared to the corresponding period for the prior year. Revenues in the first-quarter 2006 include $66,034 from LSV Asset Management (LSV) due to the consolidation of its operations with SEI. Revenues in the first-quarter 2006 without LSV are $211,099, an increase of 14 percent.

Consolidated Overview (In thousands, except earnings per share)	For the Three Months Ended March 31,
	2006	2005	%
Revenues	$277,133	$185,681	49%
Net Income Before Taxes	86,740	68,833	26%
Net Income	54,906	43,709	26%
Diluted Earnings Per Share	$.54	$.42	29%

“We are satisfied with our first quarter results, especially since we are shifting into the execution stage of our new strategies,” said Alfred P. West, Jr., SEI Chairman and CEO.

“The investments we are making are on schedule, the market acceptance of our new solutions continues to be encouraging, and our transformation is well underway. In the long run, we remain firm in our belief that what we are doing will position us to provide our clients with increased opportunities for success and allow us to grow our future revenues and profits more rapidly.”

Summary of First-Quarter Results by Business Segment

	For the Three Month Period Ended March 31,
(In thousands)	2006	2005	%
Private Banking and Trust:
Revenues	$68,994	68,297	1%
Expenses	45,103	42,673	6%

Operating Profit	$23,891	$25,624	(7)%
Operating Margin	35%	38%

Investment Advisors:
Revenues	55,297	48,378	14%
Expenses	26,217	21,268	23%

Operating Profit	29,080	27,110	7%
Operating Margin	53%	56%

Enterprises:
Revenues	38,528	29,758	29%
Expenses	24,450	20,318	20%

Operating Profit	14,078	9,440	49%
Operating Margin	37%	32%

Money Managers:
Revenues	27,285	24,228	13%
Expenses	22,473	19,476	15%

Operating Profit	4,812	4,752	1%
Operating Margin	18%	20%

Investments in New Businesses:
Revenues	20,995	15,020	40%
Expenses	24,989	22,588	11%

Operating Loss	(3,994)	(7,568)	47%
Operating Margin	(19)%	(50)%

LSV
Revenues	66,034	—	—
Expenses (1)	40,938	—	—

Operating profit (2)	25,096	—	—
Operating Margin	38%

Consolidated Segment Totals:
Revenues	$277,133	$185,681	49%
Expenses	$184,170	$126,323	46%

Operating Profit	$92,963	$59,358	57%
Operating Margin	34%	32%

(1)	– Includes $34,293 of minority interest to the other partners of LSV.
(2)	- Our proportionate share in the earnings of LSV for first quarter 2005 was $15,226 and was reflected in Equity in the earnings of unconsolidated affiliate.

A reconciliation of the totals reported for the business segments to the applicable line items in the Consolidated Statements of Income for the first-quarter 2006 is as follows:

	2006	2005
Total operating profit from business segments	$92,963	$59,358

Equity in the earnings of unconsolidated affiliate	—	15,226
General and Administrative expenses	(9,922)	(7,729)
Net loss from investments	(242)	427
Interest, net	1,499	1,551
Other income	1,588	—
LSV Employee Group (1)	854	—

Income before taxes	$86,740	$68,833

(1)	– LSV Employee Group includes $11 expense included in general and administrative, $7 included in interest income and $850 included in interest expense in the first-quarter 2006. These items are offset through Minority interest since SEI does not have any ownership in LSV Employee Group LLC.

First-Quarter Business Commentary:

•	In the first quarter, SEI began to consolidate the assets, liabilities and operations of LSV Asset Management and LSV Employee Group, as a result of an unsecured loan guaranty provided by SEI to LSV Employee Group. The company’s percentage ownership in LSV remained at 43 percent and was unchanged as a result of this transaction. The Company recognized $25.1 million in 2006 versus $15.2 million in 2005 as its portion of the net earnings from LSV.

•	SEI adopted the provision of the new accounting standard FAS 123 (R) in the first quarter 2006 that requires the recognition of stock-based compensation in the financial statements. SEI recognized approximately $4.5 million associated with its outstanding unvested stock options. This cost was spread across all segments, except LSV.

•	This report reflects the changes to the company’s financial reporting as a result of previously announced organization changes discussed in prior earnings calls and the Form 8-K on April 5, 2006. The Form 8-K reclassifies 2005 financial information for our business segments as a result of the organization changes.

•	Private Banking & Trust revenue was essentially flat versus year ago reflecting the stabilization discussed in recent earnings calls.

•	Revenue and profit growth in the Enterprises segment is a result of new business and market appreciation in assets under management.

•	Investments in New Businesses reported smaller losses versus a year ago. The company expects to continue to incur operating losses in this segment as it launches its Global Wealth Platform, enters new global markets and continues to develop its High Net Worth and franchise offerings.

•	Assets under management grew by $11.6 billion during the first quarter to $160.1 billion. This growth included $6.3 billion from LSV and $5.3 billion from the business segments.

•	In the first quarter, SEI purchased 789,000 shares of its common stock for $31.9 million.

Earnings Conference Call

A conference call to review earnings is scheduled for 2:00 PM EDT on May 2, 2006. Investors may listen to the call at www.seic.com, or listen at www.earnings.com, a service of CCBN. The call may also be accessed at numerous financial services web sites including AOL, Motley Fool and Yahoo. Investors may also listen to replays at these web sites, or by telephone at (USA) 1-800-475-6701; (International) 320-365-3844, access code 826148.

About SEI

SEI (NASDAQ:SEIC) is a leading global provider of asset management services and investment technology solutions. The company’s innovative solutions help corporations, financial institutions, financial advisors, and affluent families create and manage wealth. As of the period ending March 31, 2006, through its subsidiaries and partnerships in which the company has a significant interest, SEI administers $331.6 billion in mutual fund and pooled assets and manages $160.1 billion in assets. SEI serves clients, conducts or is registered to conduct business and/or operations, from more than 20 offices in over a dozen countries. For more information, visit www.seic.com.

Many of our responses may be considered “forward looking statements” and include discussions about future operations, strategies and financial results. Forward-looking statements are based upon estimates and assumptions that involve risks and uncertainties, many of which are beyond our control or are subject to change. Although we believe our assumptions are reasonable, they could be inaccurate. Our actual future revenues and income could differ materially from our expected results. We have no obligation to publicly update or revise any forward-looking statements.

SEI INVESTMENTS COMPANY

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

	Three Months Ended March 31,
	2006	2005
Revenues (1)	$277,133	$185,681

Operating and development expenses	106,468	94,427
Sales and marketing expenses (1)	42,086	31,896
General and administrative expenses	9,922	7,729

Income before interest and taxes	118,657	51,629

Minority Interest	(34,762)	—
Equity in earnings of unconsolidated affiliate	—	15,226
Net (loss) gain on investments	(242)	427
Interest income (1)	2,654	1,976
Interest expense (1)	(1,155)	(425)
Other income	1,588	—

Income before taxes	86,740	68,833

Income taxes	31,834	25,124

Net income	$54,906	$43,709

Diluted earnings per common share	$.54	$.42

Shares used to calculate diluted earnings per common share	101,311	104,695

Basic earnings per common share	$.56	$.43

Shares used to calculate basic earnings per common share	98,758	101,766

(1)	– Includes the operations of LSV and LSV Employee Group for the first-quarter 2006. Revenues include $66,034 from LSV, Sales and marketing includes $6,645 from LSV, Interest income includes $339 from LSV and LSV Employee Group, and Interest expense includes $850 from LSV Employee Group. The portion of ownership of LSV and LSV Employee Group by non-affiliated SEI entities is reflected through Minority interest. Our proportionate share in the earnings of LSV for first-quarter 2005 was reflected in Equity in the earnings of unconsolidated affiliate.

SEI INVESTMENTS COMPANY

CONDENSED BALANCE SHEETS

(In thousands)

	March 31, 2006	December 31, 2005
Assets

Cash and short-term investments (1)	$172,959	$130,128
Restricted Cash	10,250	10,250
Receivables (1)	198,858	128,545
Other current assets	38,389	37,053

Total current assets	420,456	305,976

Property and Equipment, net	116,545	114,505
Investments available for sale	53,583	54,632
Capitalized Software, net	134,136	116,670
Goodwill (2) (3)	95,062	—
Investment in unconsolidated affiliate (1)	—	51,941
Other assets	19,794	13,423

Total assets	$839,576	$657,147

Liabilities

Current liabilities (1) (2) (3)	$151,519	$167,470
Long-term debt (2) (3)	77,800	9,000
Deferred income taxes	65,012	58,989
Minority Interest	86,409	—
Shareholders’ Equity	458,836	421,688

Total liabilities and shareholders’ equity	$839,576	$657,147

(1)	– Includes the accounts of LSV as of March 31, 2006. Cash includes $59,017, Receivables includes $66,712, and Current Liabilities includes $2,583 from LSV. Prior to 2006, our investment in the net assets of LSV was recorded in Investment in unconsolidated affiliate.
(2)	– Primarily relates to LSV Employee Group. Goodwill was primarily generated as a result of LSV Employee Group buying an equity investment of LSV for $92,000. LSV Employee Group financed $82,800 of the purchase price, of which $10,000 is classified as a current liability and the remaining $72,800 is reflected as Long-term debt.
(3)	- The Company provided an unsecured loan guarantee to LSV Employee Group which resulted in consolidating the accounts of LSV Employee Group.

SEI INVESTMENTS COMPANY

ASSET BALANCES

(In millions)

	Mar. 31, 2005	Jun. 30, 2005	Sep. 30, 2005	Dec. 31, 2005	Mar. 31, 2006
Private Banking and Trust:
Equity/Fixed Income prgms.	$2,427	$2,495	$2,504	$2,363	$2,404
Collective Trust Fund prgm.	1,574	1,700	1,704	1,657	1,581
Liquidity funds	7,406	7,442	7,668	7,485	7,139

Total assets under mgmt.	$11,407	$11,637	$11,876	$11,505	$11,124

Client assets under admin.	16,600	16,704	10,612	10,275	15,279

Total assets under admin.	$28,007	$28,341	$22,488	$21,780	$26,403

Investment Advisors:
Equity/Fixed Income prgms.	$27,164	$27,674	$28,993	$29,553	$31,569
Collective Trust Fund prgm.	2,513	2,610	2,623	2,479	2,482
Liquidity funds	1,075	991	1,011	1,103	1,017

Total assets under mgmt.	$30,752	$31,275	$32,627	$33,135	$35,068

Enterprises:
Equity/Fixed Income prgms.	$24,718	$25,642	$27,626	$30,203	$32,083
Collective Trust Fund prgm.	994	1,001	1,013	1,172	1,157
Liquidity funds	2,976	2,836	2,389	3,153	4,076

Total assets under mgmt.	$28,688	$29,479	$31,028	$34,528	$37,316

Money Managers:
Equity/Fixed Income prgms.	$12	$12	$13	$11	$33
Collective Trust Fund prgm.	7,634	8,108	8,524	8,770	9,096
Liquidity funds	182	167	185	412	505

Total assets under mgmt.	$7,828	$8,287	$8,722	$9,193	$9,634

Client assets under admin.	144,741	158,332	168,399	147,357	151,688

Total assets under admin.	$152,569	$166,619	$177,121	$156,550	$161,322

Investments in New Businesses:
Equity/Fixed Income prgms.	$11,455	$12,259	$11,093	$12,396	$12,848

Total assets under mgmt.	$11,455	$12,259	$11,093	$12,396	$12,848

Client assets under admin.	6,253	7,296	6,841	5,894	4,496

Total assets under admin.	$17,708	$19,555	$17,934	$18,290	$17,344

LSV Asset Management
Equity/Fixed Income prgms.	$33,781	$37,740	$43,192	$47,781	$54,128

Consolidated:
Equity/Fixed Income prgms (A,B)	$99,557	$105,822	$113,421	$122,307	$133,065
Collective Trust Fund prgm.	12,715	13,419	13,864	14,078	14,316
Liquidity funds (B)	11,639	11,436	11,253	12,153	12,737

Total assets under mgmt.	$123,911	$130,677	$138,538	$148,538	$160,118

Client assets under admin.	167,594	182,332	185,852	163,526	171,463

Total assets	$291,505	$313,009	$324,390	$312,064	$331,581

(A)	Equity/Fixed Income programs include $2,899 of assets invested in SEI’s Asset Allocation Funds at 3/31/06
(B)	In addition to the numbers presented, SEI also administers an additional $10,300 in Funds of Funds assets (as of March 31, 2006) on which SEI does not earn an administration fee.